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                                          NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                                         INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                                                                             CUSSIP NO-  98136C 10 4

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             NUMBER                                                                                      SHARES

           ----------                                                                                  ----------
                                              WordCruncher Internet Technologies, Inc.

                                             AUTHORIZED COMMON STOCK: 60,000,000 SHARES
                                                         PAR VALUE: $ .001


           THIS CERTIFIES THAT


                                         -------------------------------------------------


           IS THE RECORD HOLDER OF


                                         -------------------------------------------------


                                - Shares of WORDCRUNCHER INTERNET TECHNOLOGIES, INC. Common Stock -
      transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not vaid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

      Dated:


      -------------------------------------                                           -----------------------------------
                                  Secretary                                                                     President
                                                          [CORPORATE SEAL]


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